MATEC Corporation and Subsidiaries                          Exhibit 11
Calculation of Earnings Per Share
(amounts in thousands, except per share data)

                                                  Three Months Ended
                                                   7/4/99   7/5/98
                                                  -------   -------
Net earnings (loss) from continuing operations ... $ (144)   $   33
Discontinued operations:
  Net earnings from operations ...................      -         9
  Gain on sale ...................................    705       198
                                                   ------    ------
Net earnings (loss) .............................. $  561    $  240
                                                   ======    ======

Calculation of basic earnings (loss) per share:
-----------------------------------------------
 Weighted-average shares .........................  2,688     2,747
                                                    =====     =====
 Basic earnings (loss) per common share:
   Continuing operations ......................... $ (.05)   $  .02
   Discontinued operations:
     Operations ..................................      -         -
     Gain on sale ................................    .26       .07
                                                   ------    ------
                                                   $  .21    $  .09
                                                   ======    ======

Calculation of diluted earnings (loss) per share:
-------------------------------------------------
 Weighted average common shares outstanding ......  2,688    2,747
 Increase from assumed exercise of stock options
  and investment of proceeds in treasury stock,
  based upon the average market prices (A) (B) ...      -        1
                                                    -----    -----
 Adjusted weighted-average shares ................  2,688    2,748
                                                    =====    =====
 Diluted earnings per common share:
   Continuing operations ......................... $ (.05)  $  .02
   Discontinued operations:
     Operations ..................................      -        -
     Gain on sale ................................    .26      .07
                                                   ------   ------
                                                   $  .21   $  .09
                                                   ======   ======


(A) The dilutive effect of stock options and warrants was not considered in 1999 since the Company reported a loss from continuing operations.
(B) The dilutive effect of outstanding warrants to purchase 85,000 shares of common stock was not included in the 1998 computation since the exercise price was greater than the average market price of the common shares.

MATEC Corporation and Subsidiaries                          Exhibit 11
Calculation of Earnings Per Share
(amounts in thousands, except per share data)

                                                   Six Months Ended
                                                   7/4/99    7/5/98
                                                  -------   -------
Net earnings (loss) from continuing operations ... $ (389) $ 272 Discontinued operations:
  Net earnings from operations ...................      -      111
  Gain on sales ..................................    735      198
                                                   ------   ------
Net earnings ..................................... $  346   $  581
                                                   ======   ======

Calculation of basic earnings per share:
----------------------------------------
 Weighted-average shares .........................  2,702    2,740
                                                    =====    =====
 Basic earnings (loss) per common share:
   Continuing operations ......................... $ (.14)  $  .10
   Discontinued operations:
     Operations ..................................      -      .04
     Gain on sales ...............................    .27      .07
                                                   ------   ------
                                                   $  .13   $  .21
                                                   ======   ======

Calculation of diluted earnings per share:
------------------------------------------
 Weighted-average shares .........................  2,702    2,740
 Increase from assumed exercise of stock options
  and investment of proceeds in treasury stock,
  based upon the average market prices (A) (B) ...      -        1
                                                    -----    -----
 Adjusted weighted-average shares ................  2,702    2,741
                                                    =====    =====
 Diluted earnings (loss) per common share:
   Continuing operations ......................... $ (.14)  $  .10
   Discontinued operations:
     Operations ..................................      -      .04
     Gain on sales ...............................    .27      .07
                                                   ------   ------
                                                   $  .13   $  .21
                                                   ======   ======


(A) The dilutive effect of stock options and warrants was not considered in 1999 since the Company reported a loss from continuing operations.
(B) The dilutive effect of outstanding warrants to purchase 85,000 shares of common stock were not included in the 1998 computations since the exercise price was greater than the average market price of the common shares.




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